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                                                                   Exhibit 10.2
                                    FORM OF
                    AMENDED AND RESTATED PROMISSORY NOTE
                    ------------------------------------

$8,000,000                                                Boston, Massachusetts
                                                       As of September 20, 1999

     FOR VALUED RECEIVED, the undersigned (the "Borrowers"), jointly and severally, absolutely and unconditionally promise to pay to the order of Silicon Valley Bank ("Payee") at the head office of Payee at 3003 Tasman Drive, Santa Clara, California 95054:

         (a) on December 20, 1999, the principal amount of EIGHT MILLION DOLLARS ($8,000,000) or, if less, the aggregate unpaid principal amount of Advances made by the Payee to the Borrowers pursuant to the Loan Agreement dated as of September 26, 1997, as amended May 21, 1998, February 25, 1999, May 20, 1999 and September 20, 1999 and as may be further amended or supplemented from time to time (the "Loan Agreement"), by and among the Borrowers and the Payee; and

         (b) interest on the principal balance hereof from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Loan Agreement.

     This Note constitutes an amendment and restatement in its entirety of the Amended and Restated Promissory Note payable to the Payee in the original principal amount of $8,000,000 dated May 20, 1999, (the "Preceding Note") and is in substitution therefor and a replacement thereof. Nothing herein or in any other document shall be construed to constitute payment of the Preceding Note or to release or terminate the security interest created by any Security Documents in favor of the Payee in respect of the obligations of the Borrowers, thereunder.

     This Note evidences borrowings under, is subject to the terms and conditions of and has been issued by the Borrowers in accordance with the terms of, the Loan Agreement. The Payee and any holder hereof is entitled to the benefits and subject to the conditions of the Loan Agreement and may enforce the agreements of the Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. This Note is secured by the Security Documents described in the Loan Agreement.

     All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Loan Agreement.

     This Note may be prepaid at any time, without premium or penalty, in whole or in part. Any prepayment of principal shall be accompanied by a payment of accrued interest in respect of the principal being prepaid.


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     If any Event of Default shall occur and be continuing, the Payee may declare any or all obligations or liabilities of the Borrowers to the Payee (including the unpaid principal hereunder and any interest due thereon) immediately due and payable without presentment, demand, protest or notice.

     The Borrowers and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notice in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

     This Note shall be governed by, and construed in accordance with, the internal laws of The Commonwealth of Massachusetts, without regard to principles of conflicts of law. Each of the Borrowers hereby submits to the exclusive jurisdiction of the state and Federal courts located in The Commonwealth of Massachusetts and in the County of Santa Clara, State of California in connection with any suit under or in connection with this Note. The Borrowers irrevocably waive any objection which they may now or hereafter have to the laying of venue of any such action brought in the courts referred to in the preceding sentence and irrevocably waive and agree not to plead or claim in any such action that such action has been brought in a inconvenient forum. THE BORROWERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH BORROWER RECOGNIZES AND AGREES THAT THE FOREGOING WAIVE CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH BORROWER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     This Note shall be deemed to take effect as a sealed instrument under the laws of The Commonwealth of Massachusetts and for all purposes shall be construed in accordance with such laws (without regard to conflicts of laws rules).

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     IN WITNESS WHEREOF, the Borrowers have caused this Note to be signed under seal by their duly authorized officers as of the day and year first above written.

                                           BORROWERS:

                                           LIONBRIDGE TECHNOLOGIES
                                              HOLDINGS B.V.


                                           By:
                                              ----------------------------
                                                    Rory J. Cowan
                                                    Managing Director


                                           LIONBRIDGE TECHNOLOGIES B.V.


                                           By:
                                              ----------------------------
                                                    Rory J. Cowan
                                                    Managing Director







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